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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



              Date of Report (Date of the earliest event reported)
                                  July 2, 2001


                       PLAY BY PLAY TOYS & NOVELTIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            Texas                        0-26374                74-2623760
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)


                                  4400 Tejasco
                            San Antonio, Texas 78218
              (Address of principal executive offices and zip code)


                                 (210) 829-4666
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

      Attached hereto as Exhibit 99.6 is a copy of the press release issued by the Company on July 23, 2001 relating to the Company receiving notices of termination from Warner Bros. Consumer Products ("Warner Bros.") for two entertainment character licensing agreements due to the non-payment by the Company of scheduled royalties due June 30, 2001 totaling approximately $1.2 million, and as a result of the court ordered cancellation of existing surety bonds securing payment of the guaranteed royalty obligations totaling $10.8 million under the two licensing agreements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 (c)  Exhibits

   99.6 Press Release dated July 23, 2001 by Play By Play Toys & Novelties, Inc. regarding the Company receiving notices of termination from Warner Bros. Consumer Products ("Warner Bros.") for two entertainment character licensing agreements due to the non-payment by the Company of scheduled royalties due June 30, 2001, and as a result of the court ordered cancellation of existing surety bonds securing payment of the guaranteed royalty obligations under the two licensing agreements.



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                                INDEX TO EXHIBITS


NUMBER                         DESCRIPTION OF EXHIBITS
------   -----------------------------------------------------------------------

 99.6* Press Release dated July 23, 2001 by Play By Play Toys & Novelties, Inc. regarding the Company receiving notices of termination from Warner Bros. Consumer Products ("Warner Bros.") for two entertainment character licensing agreements due to the non-payment by the Company of scheduled royalties due June 30, 2001, and as a result of the court ordered cancellation of existing surety bonds securing payment of the guaranteed royalty obligations under the two licensing agreements.


---------------------
* Included herewith


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 24th day of July 2001.


                                PLAY BY PLAY TOYS & NOVELTIES, INC.


                                By: /s/ JOE M. GUERRA
                                    -------------------------------
                                        Joe M. Guerra
                                        CHIEF FINANCIAL OFFICER AND TREASURER



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